UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016 (January 28, 2016)

SYNERGY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)
______________________________

COLORADO (State or other jurisdiction of incorporation or organization)	001-35245 (Commission File Number)	20-2835920 (I.R.S. Employer Identification Number)

1625 Broadway, Suite 300
Denver, Colorado 80202

Registrant’s telephone number, including area code: (720) 616-4300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

Effective January 28, 2016, Synergy Resources Corporation (the “Company”) entered into the Seventh Amendment to Amended and Restated Credit Agreement (the “Amendment”) with SunTrust Bank, as administrative agent and an issuing bank and certain other banks party to the Credit Agreement (defined below). The Amendment further amends that certain Amended and Restated Credit Agreement dated as of November 28, 2012 (including all previous amendments thereto, the “Credit Agreement”), to (i) decrease the borrowing base under the Credit Agreement from $163 million to $145 million, (ii) delete the minimum interest rate floor, (iii) delete the minimum liquidity covenant, (iv) add a current ratio covenant of 1.0 to 1.0 and (v) delete the minimum hedging requirement.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On February 1, 2016, George Seward resigned as a director of the Company.

(d)    On February 1, 2016, the Board of Directors of the Company appointed Daniel E. Kelly as a director of the Company effective February 1, 2016 to serve for a term expiring at the Company’s 2016 annual meeting of stockholders.

Mr. Kelly, 56, retired from Noble Energy, Inc. in March 2015, where he served as Vice President of Regional Strategy and Planning from June 2014 to March 2015. In that role, he focused on governmental and industry relations and community engagement in the DJ Basin, and served on Governor Hickenlooper’s task force on oil and gas development issues. He served as Noble’s Vice President of Operations for the DJ Basin from June 2008 to May 2014, and as a Business Unit Manager in the DJ Basin for Noble from January 2006 to May 2008. Prior to that, he served in various engineering, operational and management roles for Noble and other oil and gas companies beginning in 1982. He holds a B.S. in Petroleum Engineering from the Colorado School of Mines.

Mr. Kelly will participate in the Company’s standard non-employee director compensation arrangements (on a pro-rated basis for his initial period of service) pursuant to which he will receive an annual retainer of $60,000, payable in shares of cash or stock, an annual stock grant with a value of $150,000 and annual retainers for committee service ranging from $1,250 to $4,250 per committee assignment. In connection with his appointment, Mr. Kelly will also enter into the Company’s Indemnification Agreement, a form of which was filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended August 31, 2015.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1    Seventh Amendment to Amended and Restated Credit Agreement dated as of January 28, 2016, to the Credit Agreement, among Synergy Resources Corporation, SunTrust Bank as Administrative Agent and as an Issuing Bank and the lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 2, 2016
Synergy Resources Corporation

By:	/s/ Lynn A. Peterson
Lynn A. Peterson
President and Chief Executive Officer

Exhibit Index

10.1    Seventh Amendment to Amended and Restated Credit Agreement dated as of January 28, 2016, to the Credit Agreement, among Synergy Resources Corporation, SunTrust Bank as Administrative Agent and as an Issuing Bank and the lenders party thereto.